Exhibit 99.1

BOULEVARD ACQUISITION CORP. STOCKHOLDERS APPROVE ACQUISITION OF AGROFRESH BUSINESS FROM THE DOW CHEMICAL COMPANY

NEW YORK, NY — July 29, 2015 — Boulevard Acquisition Corp. (“Boulevard”) (NASDAQ: BLVD, BLVDU, BLVDW), an entity sponsored by an affiliate of Avenue Capital Group, announced today that Boulevard’s stockholders have voted to approve all of the proposals related to the proposed acquisition from The Dow Chemical Company (“Dow”) (NYSE: DOW) of AgroFreshTM, Dow’s post-harvest specialty chemical business, which will result in AgroFresh becoming a wholly owned subsidiary of Boulevard (the “Business Combination”). Boulevard’s Board of Directors had previously approved the Business Combination and recommended that its stockholders vote in favor of all of the proposals relating to the Business Combination.

In addition to approving the Stock Purchase Agreement, Boulevard’s stockholders approved proposals to (i) amend the amended and restated certificate of incorporation of Boulevard to, among other things, change Boulevard’s name to AgroFresh Solutions, Inc. and remove certain provisions related to Boulevard’s previous status as a blank check company; (ii) elect seven new directors to the board of Boulevard (Robert J. Campbell, Nance K. Dicciani, Gregory M. Freiwald, Thomas D. Macphee, Derek Murphy, Stephen S. Trevor and Macauley Whiting, Jr.); and (iii) approve the AgroFresh Solutions, Inc. 2015 Incentive Compensation Plan.

The Business Combination is expected to close on Friday, July 31, 2015. Upon closing, AgroFresh will become a wholly owned subsidiary of Boulevard and Boulevard will be renamed AgroFresh Solutions, Inc. as of that same date. Following the closing of the Business Combination, the combined company’s common stock and warrants will continue to be listed on NASDAQ’s Global Select Market under the ticker symbols “AGFS” and “AGFSW”, respectively.  The combined company’s units, which had been traded under the ticker symbol “BLVDU,” are expected to separate into their components of one share of common stock and one-half warrant to purchase a share of common stock on August 3, 2015.

None of Boulevard’s stockholders have elected to redeem any of their shares of Boulevard’s common stock for a portion of cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of Boulevard’s initial public offering.  The redemption period is now closed.

About Boulevard Acquisition Corp.

Boulevard Acquisition Corp. is a public investment vehicle formed by Avenue Capital Group for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.  Boulevard completed its initial public offering in February 2014, raising $220.5 million in cash proceeds.

Boulevard’s officers and certain of its directors are affiliated with Avenue Capital Group.  Avenue is an established global alternative investment firm founded in 1995. Avenue’s primary focus is investing in credit and other special situation investments in the United States, Europe and Asia.  Avenue has approximately $12.9 billion in assets under management as of May 31, 2015.  Additional information about Boulevard is available at www.boulevardacq.com.

Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Boulevard expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions.  These statements are based on certain assumptions and analyses made by Boulevard in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.  Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability to satisfy closing conditions under the Stock Purchase Agreement, including approvals, and close the Business Combination, the performances of Boulevard and AgroFresh, the ability of the combined company to meet the NASDAQ Global Select Market’s listing standards, including having the requisite number of stockholders, and the risks identified in Boulevard’s prior and future filings with the SEC (available at www.sec.gov), including the definitive proxy statement filed on July 16, 2015 with the SEC in connection with the proposed transaction and Boulevard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These statements speak only as of the date they are made and Boulevard undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this news release.  Investors are cautioned that forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of AgroFresh, Boulevard and the combined company after completion of the business combination are based on current expectations that are subject to risks and uncertainties.

Contacts

For Boulevard Acquisition Corp.

Todd Fogarty

Kekst and Company

+1 (212) 521-4854

todd-fogarty@kekst.com

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